SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 8, 2017

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-04028LA	26-3959348
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the

            Exchange Act (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the

            Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment

      of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2017,  Jerrod Foresman submitted to Ministry Partners Investment Company, LLC (the “Company) his resignation as Chairman of the Board of Managers of the Company’s wholly-owned subsidiary Ministry Partners Securities, LLC (“MP Securities”).  The resignation was not the result of any disagreement with the Company and Mr. Foresman will continue to serve as a member of the Company’s Board of Managers.  As a result of Mr. Foresman’s resignation, R. Michael Lee, the Company’s Chairman of the Board of Managers, was appointed to serve as Chairman of the Board of Managers of MP Securities and Abel Pomar

was appointed to serve as a Manager of MP Securities.  Mr. Pomar currently serves as a member of the Company’s Board of Managers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 14, 2017MINISTRY PARTNERS INVESTMENT

COMPANY, LLC

/s/ Joseph W. Turner, Jr.

Joseph W. Turner, Jr.

Chief Executive Officer